NEWS RELEASE

For: IMMEDIATE RELEASE

Contact: CHARLES S. HOWARD, PRESIDENT & CEO or DAVID A. MEINERT, EVP & CFO

Date: May 2, 2005

MidWestOne Financial Group, Inc.

Announces Stock Repurchase

Oskaloosa, Iowa -- MidWestOne Financial Group, Inc. (Nasdaq: OSKY) today announced that its Board of Directors has authorized the repurchase of up to $2 million of the Company's common stock over the next six months, until October 31, 2005. The stock will be purchased in the open market in amounts and at times as management determines is prudent. The exact number of shares of stock purchased will be based on various factors, such as the market price of the Company's shares, management's assessment of MidWestOne's capital structure and liquidity, as well as applicable accounting and regulatory factors.

MidWestOne Financial Group, Inc. is a financial holding company headquartered in Oskaloosa, Iowa. The Company's bank and non-bank subsidiaries are MidWestOne Bank & Trust, Central Valley Bank, Pella State Bank, MidWestOne Bank, and MidWestOne Investment Services, Inc. The Company serves the following Iowa communities: Belle Plaine, Burlington, Fairfield, Fort Madison, Hudson, North English, Oskaloosa, Ottumwa, Pella, Sigourney, Wapello, and Waterloo. MidWestOne Financial Group's common stock is traded on the Nasdaq National Market System under the symbol "OSKY". The Company's web site can be found at www.midwestonefinancial.com.